Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Cutera, Inc.

Sandra Gardiner

Consultant Chief Financial Officer

415-657-5500

Investor Relations

John Mills

Partner, ICR, Inc.

646-277-1254

john.mills@icrinc.com

Cutera Reports Third Quarter 2017 Financial Results

Generates Record Quarterly Revenue of $38.2 Million; Increase of 26%

North America Product Revenue Grows by 57%

truSculpt® Leads North American Product Platform Revenue; Initial International Introduction

in 3rd Quarter 2017 with Further Geographic Expansion Expected in 4th Quarter 2017

Achieves 13th Consecutive Quarter of Year-over-Year Double-Digit Revenue Growth

BRISBANE, California, November 7, 2017 ─ Cutera, Inc. (NASDAQ: CUTR) (“Cutera” or the “Company”), a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide, today reported financial results for the third quarter and nine months ended September 30, 2017.

James Reinstein, President and Chief Executive Officer stated, “We are pleased with our third quarter financial and operational performance and the continued progress of our commercial teams. Our 26% revenue growth in the third quarter was again driven primarily by North American product sales. In addition, our International team produced systems revenue of $10 million – a single quarter record for this team. Much of our growth was fueled by recent product launches, including enlighten III and truSculpt 3D, however we continue to see growth in some of our legacy platforms such as xeo. We expect this momentum to continue throughout the fourth quarter.”

Key operating highlights for the third quarter of 2017, compared to the third quarter of 2016:

●	Revenue increased 26%, to a record $38.2 million, primarily due to 57% growth in North America systems revenue;

o	13th consecutive quarter of year-over-year double-digit revenue growth;

●	Gross margin of 58%, consistent with previous guidance;

●	Research and Development increased 19% as we continue to invest in our product portfolio;

●	Operating income was $6.2 million, including a one-time $4 million benefit from our facility lease cancellation;

o	Excluding the one-time $4 million benefit, operating income was $2.2 million, an increase of 44% over the third quarter 2016;

●	Cash generated by operations was $3.7 million, including the one-time $4 million benefit from our facility lease cancellation;

o	Excluding the one-time $4 million benefit, cash used by operations was $300,000 due primarily to increased working capital investment to support higher revenue levels;

●	Net income was $6.2 million, or $0.42 per fully diluted share (including the $4 million income benefit from our previously announced facility lease cancellation);

o

Adjusted net income (non-GAAP*) was $3.5 million, or $0.24 per fully diluted share excluding non-cash stock based compensation, depreciation and the facility lease cancellation benefit (refer to the GAAP to Non-GAAP reconciliation provided).

Product Updates

Market acceptance for the Company’s truSculpt 3D system continues to be robust in North America as many practitioners believe it is the best-in-class system for body sculpting. The Company introduced truSculpt 3D in select International markets in September 2017, and plans to continue to execute regional expansion of the launch throughout the fourth quarter. This latest version of the truSculpt family includes a consumable product enabling the Company to participate in the procedure income with its customers. Although only launched in mid-May of this year, truSculpt leads all platforms in revenue generation during the quarter and year-to-date periods ended September 30, 2017, highlighting the importance of new products and new markets.

Sandra Gardiner, Consultant Chief Financial Officer, commented, “Our continued quarterly success allows us to invest in new product platform opportunities, as reflected in our increased research and development investments. We also continue to purchase our stock in the open market and have now repurchased $13.8 million of stock through the nine months ended September 30, 2017. We ended the third quarter with over $50 million in cash, cash equivalents and investments. Based on our strong third quarter results, we are reiterating our guidance ranges for the full year.”

Full-Year 2017 Outlook

●	We expect to be at the upper end of our previously announced revenue guidance range of $144 - $147 million;

●	Gross margin is expected to be in the range of 58% - 59%;

●	GAAP Earnings per Share is expected to be in the range of $0.77 - $0.81. This includes the benefit from the $4 million facility cancellation income received.

Conference Call

The conference call to discuss these results is scheduled to begin today at 1:30 p.m. PST (4:30 p.m. EST). Participating in the call will be James Reinstein, President and Chief Executive Officer and Sandra Gardiner, Consultant Chief Financial Officer. The call will be broadcast live over the Internet, hosted at the Investor Relations section of Cutera's website at http://www.cutera.com/, and will be archived online within one hour of its completion through November 21, 2017. In addition, you may call 1-877-705-6003 to listen to the live broadcast.

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

Use of Non-GAAP Financial Measures

* To supplement our condensed consolidated financial statements presented in accordance with Generally Accepted Accounting Principles, or GAAP, management has disclosed certain Non-GAAP financial measures for the statement of operations and net income per diluted share, which exclude non-cash expenses for stock-based compensation, depreciation and a non-recurring lease termination income. Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter, and year to year, on a regular basis and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These Non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP.

Safe Harbor Statement

Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, Cutera’s plans, objectives, strategies, financial performance and outlook, product launches and performance, trends, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. There are a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking statements contained in this press release, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Registration Statement on Form S-8 and other documents filed from time to time with the United States Securities and Exchange Commission by Cutera.

Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. Cutera's financial performance for the third quarter ended September 30, 2017, as discussed in this release, is preliminary and unaudited, and subject to adjustment.

CUTERA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30,	June 30,	September 30,
	2017	2017	2016
Assets
Current assets:
Cash and cash equivalents	$14,784	$18,679	$11,275
Marketable investments	35,692	32,270	35,108
Restricted investments	—	2,290	—
Cash, cash equivalents and investments	50,476	53,239	46,383

Accounts receivable, net	19,604	18,191	11,680
Inventories	23,728	16,913	16,478
Other current assets and prepaid expenses	2,894	2,840	2,507
Total current assets	96,702	91,183	77,048

Property and equipment, net	1,842	1,867	1,720
Deferred tax asset	384	381	410
Intangibles, net	—	—	16
Goodwill	1,339	1,339	1,339
Other long-term assets	381	381	444
Total assets	$100,648	$95,151	$80,977

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$5,805	$4,293	$3,283
Accrued liabilities	22,203	18,973	14,786
Deferred revenue	8,801	8,901	8,312
Total current liabilities	36,809	32,167	26,381

Deferred revenue, net of current portion	1,950	1,982	1,426
Income tax liability	171	170	164
Other long-term liabilities	505	604	597
Total liabilities	39,435	34,923	28,568

Stockholders' equity	61,213	60,228	52,409
Total liabilities and stockholders' equity	$100,648	$95,151	$80,977

CUTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016
Net revenue	$38,173	$30,281	$103,861	$80,181
Cost of revenue	15,963	12,538	45,084	33,959
Gross profit	22,210	17,743	58,777	46,222
Gross margin %	58%	59%	57%	58%

Operating expenses:
Sales and marketing	13,148	10,574	36,708	30,002
Research and development	3,467	2,914	9,393	8,335
General and administrative	3,379	2,716	10,143	9,933
Lease termination	(4,000)	—	(4,000)	—
Total operating expenses	15,994	16,204	52,244	48,270
Income (loss) from operations	6,216	1,539	6,533	(2,048)
Interest and other income, net	197	166	746	527
Income (loss) before income taxes	6,413	1,705	7,279	(1,521)
Provision for income taxes	225	61	166	115
Net income (loss)	$6,188	$1,644	$7,113	$(1,636)

Net income (loss) per share:
Basic	$0.44	$0.12	$0.51	$(0.12)
Diluted	$0.42	$0.12	$0.48	$(0.12)

Weighted-average number of shares used in per share calculations:
Basic and diluted	13,973	13,163	13,917	13,102
Diluted	14,767	13,544	14,733	13,102

CUTERA, INC.

RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

TO NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30, 2017
	GAAP	Adjustments*		Non-GAAP*
Net revenue	$38,173	$—		$38,173
Cost of revenue	15,963	(188	)(a)	15,775
Gross profit	22,210	188		22,398
Gross margin %	58%			59%

Operating expenses:
Sales and marketing	13,148	(560	)(b)	12,588
Research and development	3,467	(162	)(c)	3,305
General and administrative	3,379	(345	)(d)	3,034
Lease termination	(4,000)	4,000	(e)	—
Total operating expenses	15,994	2,933		18,927
Income from operations	6,216	(2,745)		3,471
Interest and other income, net	197	—		197
Income before income taxes	6,413	(2,745)		3,668
Provision for income taxes	225	(92	)(f)	133
Net income	$6,188	$(2,653)		$3,535
Net income per share:
Basic	$0.44	$(0.19)		$0.25
Diluted	$0.42	$(0.18)		$0.24

Weighted-average number of shares used in per share calculations:
Basic:	13,973	13,973		13,973
Diluted	14,767	14,767		14,767

* Fiscal third quarter 2017 Non-GAAP results exclude the effect of the below mentioned adjustments ($000s):

(a) Adjustment of $188 included non-cash expenses of $87 related to depreciation and $101 of stock based compensation.

(b) Adjustment of $560 included a non-cash expenses of $166 related to depreciation and $394 of stock based compensation.

(c) Adjustment of $162 included a non-cash expenses of $5 related to depreciation and $157 of stock based compensation.

(d) Adjustment of $345 related to stock based compensation.

(e) Adjustment of $4,000 represents non-recurring lease termination income

(f) Adjustment of $92 for income tax benefit relates to the net impact of excluding the Non-GAAP adjustments from our year-to-date tax provision.

CUTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016
Cash flows from operating activities:
Net income (loss)	$6,188	$1,644	$7,113	$(1,636)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Stock-based compensation	997	570	3,623	2,652
Depreciation and amortization	258	249	750	733
Other	(22)	18	(67)	(45)
Changes in assets and liabilities:
Accounts receivable	(1,407)	(525)	(3,048)	(61)
Inventories	(6,815)	(1,776)	(8,751)	(4,400)
Accounts payable	1,512	531	3,207	1,324
Accrued liabilities	3,223	1,659	4,757	886
Deferred revenue	(132)	(866)	652	(1,187)
Other	(87)	99	(631)	(1,015)
Net cash provided by (used in) operating activities	3,715	1,603	7,605	(2,749)

Cash flows from investing activities:
Acquisition of property, equipment and software	(233)	(174)	(443)	(311)
Disposal of property and equipment	13	11	53	17
Net change in marketable investments	(1,093)	711	4,610	2,344
Net cash provided by (used in) investing activities	(1,313)	548	4,220	2,050

Cash flows from financing activities:
Repurchases of common stock	(6,735)	(2,008)	(13,776)	(4,873)
Proceeds from exercise of stock options and employee stock purchase plan	695	3,848	4,566	6,798
Taxes paid related to net share settlement of equity awards	(165)	(45)	(1,332)	(601)
Payments on capital lease obligations	(92)	(91)	(274)	(218)
Net cash provided by (used in) financing activities	(6,297)	1,704	(10,816)	1,106

Net increase (decrease) in cash and cash equivalents	(3,895)	3,855	1,009	407
Cash and cash equivalents at beginning of period	18,679	7,420	13,775	10,868
Cash and cash equivalents at end of period	$14,784	$11,275	$14,784	$11,275

CUTERA, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(in thousands, except percentage data)

(unaudited)

	Three Months Ended		% Change	Nine Months Ended		% Change
	Q3	Q3	Q3 '17 Vs	Q3	Q3	YTD Q3 '17 Vs
	2017	2016	Q3 '16	2017	2016	YTD Q3 '16
Revenue By Geography:
United States	$23,275	$15,356	+52%	$64,058	$42,216	+52%
Rest of World	14,898	14,925	-0%	39,803	37,965	+5%
	$38,173	$30,281	+26%	$103,861	$80,181	+30%
Rest of World as a percentage of total revenue	39%	49%		38%	47%

Revenue By Product Category:
Systems
- North America	$21,869	$13,896	+57%	$58,955	$36,808	+60%
- International	9,993	9,983	+0%	26,014	24,448	+6%
Total Systems	31,862	23,879	+33%	84,969	61,256	+39%
Service	4,687	4,788	-2%	14,173	14,278	-1%
Hand Piece Refills	595	602	-1%	1,743	1,886	-8%
Skincare	1,029	1,012	+2%	2,976	2,761	8%
	$38,173	$30,281	+26%	$103,861	$80,181	+30%

	Three Months Ended		Nine Months Ended
	Q3	Q3	Q3	Q3
	2017	2016	2017	2016
Pre-tax Stock-Based Compensation Expense:
Cost of revenue	$101	$73	$377	$254
Sales and marketing	394	239	1,215	844
Research and development	157	131	633	416
General and administrative	345	127	1,398	1,138
	$997	$570	$3,623	$2,652